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                                                                     EXHIBIT 3.4

                          AMENDED AND RESTATED BYLAWS

                                      OF

                              CAMBRIDGEPORT BANK


                                   ARTICLE I

                                 STOCKHOLDERS

          Section 1. ANNUAL MEETING. An annual meeting of the stockholders, for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held on the third Tuesday of April of each year or on such other day (other than a legal holiday or day of religious significance) as the Board of Directors shall designate. The time and place of the annual meeting shall be designated by the Board of Directors.

          Section 2. SPECIAL MEETINGS. Subject to the rights of the holders of any class or series of preferred stock of the Bank, special meetings of stockholders of the Bank may be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors which the Bank would have if there were no vacancies on the Board of Directors (hereinafter, the "Whole Board") or otherwise as set forth in the Charter. The hour, date and place of any special meeting and the record date for determining the stockholders having the right to notice of and to vote at any such meeting shall be determined by the Board of Directors or the President.

          Section 3. NOTICE OF MEETINGS. A written notice of all annual and special meetings of stockholders shall state the place, date, hour, and purposes of such meetings, and shall be given by the Clerk or an Assistant Clerk (or other person authorized by these Bylaws or by law) at least seven (7) days before the meeting to each stockholder entitled to vote at such meeting or to each stockholder who, under the Charter or under these Bylaws, is entitled to such notice, by leaving such notice with him or at his or her residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his or her address as it appears on the stock transfer books of the Bank.

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

          Section 4. QUORUM. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger
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number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. The stockholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

          Section 5. ORGANIZATION. The President or, in the absence of the President, the Chairman of the Board of the Bank or, in his or her absence, a Vice President of the Bank, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Clerk of the Bank, the secretary of the meeting shall be such person as the chairman appoints. The chairman of the meeting shall have the power, among other things, to adjourn such meeting at any time and from time to time. The order of business and all other matters of procedure at every meeting of stockholders shall be determined by the chairman of the meeting.

          Section 6.     CONDUCT OF BUSINESS.

          (a) The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

          (b) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting: (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Bank who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 6(b). For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Clerk of the Bank. To be timely, a stockholder's notice must be received at the principal executive offices of the Bank not less than ninety (90) calendar days in advance of the date of the Bank's proxy statement which was released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, with respect to the Bank's first annual meeting of stockholders, to be timely notice shall be received at the principal executive offices of the Bank not less than ninety (90) days prior to the date of the annual meeting except that in the event less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Clerk shall set forth as to each matter such stockholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the

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     annual meeting and the reasons for conducting such business at the annual meeting; (B) the name and address, as they appear on the Bank's books, of the stockholder proposing such business; (C) the class and number of shares of the Bank's capital stock that are beneficially owned by such stockholder; and (D) any material interest of such stockholder in such business.

          At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) as a result of a written application for a special meeting brought by stockholders in accordance with the Charter. Any such written application for a special meeting by one or more stockholders shall set forth as to each matter proposed to be brought before the special meeting the information described in subsections
     (A) through (D) of this Section 6(b).

          Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at a meeting of stockholders except in accordance with the provisions of this Section 6(b). The President of the Bank or other person presiding over the meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(b) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

          (c) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Bank may be made at a meeting of stockholders at which Directors are to be elected only: (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Bank entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 6(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Clerk of the Bank. To be timely, a stockholder's notice must be received at the principal executive offices of the Bank not less than one-hundred twenty (120) calendar days in advance of the date of the annual meeting except that in the event less than one hundred twenty (120) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth:
     (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director; and (ii) as to the stockholder giving notice of (x) the name and address, as they appear on the Bank's books, of such stockholder and (y) the class and number of shares of the Bank's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Clerk of the Bank that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Bank unless nominated in accordance with the provisions of this Section 6(c). The Officer

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     of the Bank or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall declare to the meeting and the defective nomination shall be disregarded.

          Section 7. PROXIES AND VOTING. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies shall be in written form and shall be dated not more than six (6) months before the meeting named therein, unless the proxy is coupled with an interest and provides otherwise. Proxies shall be filed with the Clerk at the meeting, or of any adjournment thereof, before being voted. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board of Directors. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such Meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Clerk of the Bank receives a specific written notice to the contrary from any one of them. Whenever stock is held in the name of two or more persons, in the absence of specific written notice to the Bank to the contrary, at any meeting of the stockholders of the Bank any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority does not agree. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless successfully challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

     Every vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Bank shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Bank may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

     All elections shall be determined by a plurality of the votes cast, and except as otherwise required by the Charter or by law, all other matters shall be determined by a majority of the votes present and cast at a properly called meeting of stockholders.

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                                  ARTICLE II

                              BOARD OF DIRECTORS

          Section 1. GENERAL POWERS, NUMBER AND TERM OF OFFICE. The business and affairs of the Bank shall be under the direction of its Board of Directors. The Board of Directors shall consist of not less than seven (7) and not more than twenty-five (25) individuals, except as otherwise required by applicable law. The number of Directors shall be fixed from time to time exclusively by the Board of Directors. The Board of Directors may annually elect a Chairman of the Board from among its members who shall, when present, preside at its meetings. In the absence of a Chairman of the Board, meetings of the Board of Directors will be chaired by a Director selected by the Board of Directors from among its members.

     The Directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified. No person shall be elected or re-elected as a Director for a term extending beyond his or her 70/th/ birthday.

          Section 2. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, newly created Directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum; (provided, however, that if there is an Interested Stockholder, such action shall also require the affirmative vote of a majority of the Disinterested Directors then in office) and Directors so chosen shall hold office for a term specified by the Directors then in office or, if not so specified, for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such Director's successor shall have been duly elected and qualified. No decrease in the number of authorized Directors constituting the Board shall shorten the term of any incumbent Director.

          Section 3. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A notice of each regular meeting shall not be required.

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          Section 4.     SPECIAL MEETINGS. Special meetings of the Board of
Directors may be called by a majority of the Directors then in office or by the President and shall be held at such place, on such date, and at such time as they or he/she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each Director by whom it is not waived by mailing written notice in person or by telephone or sent to his or her business or home address by telecommunication at least two (2) days in advance of the meeting, or by written notice mailed to his or her business or home address at least three (3) days in advance of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. Any Director may waive notice of any meeting by a writing executed by him or her either before or after the meeting and filed with the records of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where the Director protests the lack of notice to him or her prior to the meeting or at its commencement. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notice of any special meeting may be waived in accordance with Article VI, Section 2, hereof.

          Section 5. QUORUM. At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

          Section 6. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting but shall not constitute attendance for the purpose of compensation pursuant to Section 9 of this Article II, unless the Board of Directors by resolution so provides.

          Section 7. CONDUCT OF BUSINESS. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

          Section 8. POWERS. The business and affairs of the Bank shall be managed by a Board of Directors who may exercise all the powers of the Bank except as otherwise provided by law, by the Charter or by these Bylaws.

          Section 9. COMPENSATION OF DIRECTORS. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Board of Directors.

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          Section 10.    ACTION BY CONSENT. Any action required or permitted to
be taken by the Board of Directors at any meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors then in office. Such written consents shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

          Section 11. PRESUMPTION OF ASSENT. A Director of the Bank who is present at a meeting of the Board of Directors at which action on any Bank matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention has been entered in the minutes of the meeting or unless he or she has filed a written dissent to such action with the person acting as the Clerk of the meeting before the adjournment thereof or has forwarded such dissent by registered mail to the Clerk of the Bank within five
(5) days after the date such dissenting Director receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

          Section 12.    ADVISORY DIRECTORS.

          (a) The Board of Directors may establish one or more groups or boards of Advisory Directors as it in its discretion may deem appropriate. The Board of Directors, by resolution adopted by the Board, may from time to time appoint such persons, or may reappoint one or more times any Advisory Director whose term as such has expired or will expire within two months thereafter, to serve as an Advisory Director for a period ending not more than fourteen (14) months after such appointment or reappointment; provided, that no officer or Director of the Bank shall serve simultaneously as an Advisory Director.

          (b) Advisory Directors may be consulted by the Board of Directors from time to time on such matters as the Board of Directors shall deem appropriate, and shall perform such other duties as the Board of Directors may from time to time prescribe. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Advisory Directors with or without such notice as the Board of Directors may determine. Special meetings of the Advisory Directors may be called by or at the request of the Chairman of the Board, the President or a majority of the Directors. The person authorized to call such special meeting may fix the place for the holding of any such meeting.

          (c) Advisory Directors, as such, may receive compensation for their services, if authorized by, resolution of the Board of Directors, including a reasonable fixed sum for each meeting attended and reasonable expenses of attendance, if any.

          (d) Advisory Directors may be removed by the Board of Directors with or without cause whenever in its judgment the interests of the Bank will be served thereby.

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                                  ARTICLE III

                                  COMMITTEES

          Section 1. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by a vote of a majority of the Whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

          Section 2. CONDUCT OF BUSINESS. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

          Section 3. NOMINATING COMMITTEE. The Board of Directors shall appoint a Nominating Committee of the Board consisting of not less than three
(3) members. The Nominating Committee shall have authority (a) to review any nominations for election to the Board of Directors made by a stockholder of the Bank pursuant to Section 6 of Article I of these Bylaws in order to determine compliance with such Bylaw provision, and (b) to recommend to the Whole Board nominees for election to the Board of Directors.

                                  ARTICLE IV

                                   OFFICERS

          Section 1. GENERALLY. The Board of Directors as soon as may be practicable after the annual meeting of stockholders may choose a Chairman of the Board, and shall choose a President, a Treasurer, a Clerk, and one or more Vice Presidents, and from time to time may choose such other Officers as it may deem proper. The Chairman of the Board, if any, shall be chosen from among the Directors. Any number of offices may be held by the same person.

          (a) The term of office of all Officers shall be until the next annual election of Officers and until their respective successors are chosen, but any Officer may be removed from office at any time with or without cause by the affirmative vote of a majority of the Directors then in office.

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          (b)  All Officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such Officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

          (c) Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

          Section 2. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is chosen, shall, when present, preside at all meetings of the Board of Directors. The Chairman of the Board shall perform all duties and have all powers which are commonly incident to the office of Chairman of the Board or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Bank which are authorized.

          Section 3. PRESIDENT. The President shall be the Chief Executive Officer unless the Board of Directors, by special vote confer the duties of Chief Executive Officer upon the Treasurer or a Vice President. The President or such other Chief Executive Officer shall have general responsibility for the management and control of the business and affairs of the Bank and shall perform all duties and have all powers which are commonly incident to the office of President or which are delegated to him or her by the Board of Directors. Subject to the direction of the Board of Directors, and in the absence of a Chairman of the Board, the President shall have all of the powers and perform all of the duties of the Chairman of the Board (as designated in Section 2), and shall also have power to sign all stock certificates, contracts and other instruments of the Bank which are authorized and shall have general supervision of all of the other Officers (other than the Chairman of the Board, if any), employees and agents of the Bank.

          Section 4. VICE PRESIDENTS. The Vice President or Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors or the Chief Executive Officer. A Vice President or Vice Presidents may be designated as Executive Vice President or Senior Vice President.

          Section 5. TREASURER, VICE TREASURERS, AND ASSISTANT TREASURERS. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Bank and shall cause to be kept accurate books of account. He or she shall have custody of all funds, securities, and valuable documents of the Bank, except as the Board of Directors may otherwise provide. The Treasurer shall also perform such other duties as the Board of Directors may from time to time designate. Any Vice Treasurer and any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

          Section 6. CLERK. The Clerk or an Assistant Clerk shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices

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and/or such other duties and powers as are properly assigned thereto by the
Board of Directors or the President.

          Section 7. ASSISTANT CLERKS AND OTHER OFFICERS. The Board of Directors may appoint one or more Assistant Clerks and such other Officers who shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Board of Directors or the President.

          Section 8. ACTION WITH RESPECT TO SECURITIES OF OTHER BANKS. Unless otherwise directed by the Board of Directors, the President or any Officer of the Bank authorized by the President shall have power to vote and otherwise act on behalf of the Bank, in person or in which the Bank may hold securities and otherwise to exercise any and all rights and powers which the Bank may possess by reason of its ownership of securities in such other Bank.

                                   ARTICLE V

                                     STOCK

          Section 1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate of the capital stock of the Bank in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board, President or a Vice President and by the Treasurer or an Assistant Treasurer, and sealed with the corporate seal or a facsimile thereof. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Director, Officer or employee of the Bank. In case any Officer who has signed or whose signature has been placed on such certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the Bank with the same effect as if he or she were such Officer at the time of its issue. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. Every certificate for shares of stock which is subject to any restriction on transfer and every certificate issued when the Bank is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

          Section 2. TRANSFERS OF STOCK. Transfers of stock shall be made only upon the transfer books of the Bank kept at an office of the Bank or by transfer agents designated to transfer shares of the stock of the Bank. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

          Section 3. RECORD DATE. The Board of Directors may fix in advance a time of not more than sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Bank after the record date. Without

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fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     If no record date is fixed and the transfer books are not closed, (a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

          Section 4. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

          Section 5. REGULATIONS. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                                  ARTICLE VI

                                INDEMNIFICATION

          Section 1. OFFICERS. To the extent permitted by law and except as provided in Sections 3 and 4 of this Article, each Officer of the Bank (and his or her heirs and personal representatives) shall be indemnified by the Bank against all Expenses incurred by him or her in connection with any Proceeding in which he or she is involved as a result of (a) his or her serving or having served as an Officer or employee of the Bank, (b) his or her serving or having served as a Director, officer or employee of any of its wholly-owned Subsidiaries, or (c) his or her serving or having served in any capacity with respect to any other corporation, organization, partnership, joint venture, trust, employee benefit plan or other entity at the request or direction of the Bank. Capitalized terms used but not defined in this Article 6 shall have the meanings defined in Section 9 of this Article.

          Section 2. NON-OFFICER EMPLOYEES. To the extent permitted by law and except as provided in Sections 3 and 4 of this Article, each non-Officer Employee of the Bank (and his or her heirs and personal representatives) may, in the discretion of the Board of Directors, be indemnified against any or all Expenses incurred by him or her in connection with any Proceeding in which he or she is involved as a result of (a) his or her serving or having served as a non-Officer Employee of the Bank, (b) his or her serving or having served as a Director, officer, or employee of any of its wholly-owned subsidiaries, or (c) his or her serving or having served in any capacity with respect to any other corporation, organization, partnership, joint venture, trust employee benefit plan or other entity at the request or direction of the Bank.

          Section 3. SERVICE AT DIRECTION OF BOARD OF DIRECTORS. No indemnification shall be provided to an Officer or non-Officer Employee with respect to his or her serving or having served in any capacity "at the request or direction of the Bank" unless such service was required or directed by vote of the Board of Directors prior to the occurrence of the event to which the indemnification relates; provided that the Board of Directors may provide an Officer or non-Officer Employee with indemnification, as to a specific Proceeding, even though such Board of Directors vote was not obtained, if in its discretion, the Board of Directors determines it to be appropriate for the Bank to do so.

          Section 4. CERTAIN LIMITATIONS. No indemnification shall be provided to an Officer or to a non-Officer Employee with respect to a matter as to which he or she shall have been determined by final judicial decision from which there is no further right to appeal (hereinafter a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise. If in a Proceeding brought by or in the right of the Bank, a Director of the Bank is held not liable for monetary damages, that Director shall be deemed to have met the standard of conduct set forth above and to be entitled to indemnification for Expenses reasonably incurred in the defense of such Proceeding.

          Section 5. ADVANCEMENT OF EXPENSES. In the event that the Bank does not assume the defense, or unless and until the Bank assumes the defense pursuant to Section 7 of this Article of any Proceeding of which the Bank receives notice under this Article, the Bank shall pay, in the case of a Director or officer at the level of Vice President or above, and may pay, in the case of any other Indemnitee, any Expenses incurred by such Indemnitee in defending a Proceeding or any appeal therefrom in advance of the final disposition of such Proceeding ("Advancement of Expenses"); provided, however, that if the Proceeding is initiated by the Indemnitee or the Disinterested Directors, then the Bank may, but need not, pay such Expenses in advance of the final disposition of such Proceeding. The Board of Directors shall have the authority, in its discretion, to pay Expenses incurred by any other Officer or any Non-Officer Employee in defending a Proceeding or any appeal therefrom in advance of the final disposition of such Proceeding.

     Notwithstanding the foregoing, to the extent required by the Massachusetts Business Corporation Law Expenses incurred by an Indemnitee in advance of the final disposition of a Proceeding may be paid only upon the Bank's receipt of an undertaking ("Undertaking") by the Indemnitee to repay such payment if there shall have been a Final Adjudication that such Indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise. The Bank may accept such Undertaking without reference to the financial ability of the Indemnitee to make such repayment.

          Section 6. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under this Article is not paid in full by the Bank within sixty (60) days after a written claim has been received by the Bank, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty
(20) days, the Indemnitee may at any time thereafter bring suit against the Bank to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Bank to recover an

Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that the Indemnitee has not met the applicable standard of conduct set forth in the Massachusetts Business Corporation Law. In addition, in any suit by the Bank to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Bank shall be entitled to recover such expenses upon a Final Adjudication that the Indemnitee has not met the applicable standard of conduct set forth in the Massachusetts Business Corporation Law. Neither the failure of the Bank (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Massachusetts Business Corporation Law, nor an actual determination by the Bank (including its Board of Directors, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Bank to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article 6 or otherwise shall be on the Bank.

          Section 7. NOTIFICATION AND DEFENSE OF CLAIM. Each Indemnitee must notify the Bank in writing as soon as practicable of any Proceeding involving him or her or with respect to which indemnity will or could be sought. With respect to any Proceeding of which the Bank is so notified, the Bank will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After the Bank notifies the Indemnitee of its election so to assume such defense, the Bank shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 7. The Indemnitee shall have the right to employ his or her own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Bank of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Bank, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Bank and the Indemnitee in the conduct of the defense of such action, or (iii) the Bank shall not in fact have employed counsel to assume the defense of such action. In each such case, the fees and expenses of Indemnitee's counsel reasonably acceptable to the Bank shall be at the expense, of the Bank, except as otherwise expressly provided by this Article
6. The Bank shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Bank or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

          Section 8. INSURANCE. The Bank may purchase and maintain insurance to protect itself and any Indemnitee against any liability of any character asserted against and incurred by the Bank or any such Indemnitee, or arising out of any such status, whether or not the Bank would have the power to indemnify such person against such liability by law or under the provisions of this Article 6 or under the Massachusetts Business Corporation Law. The Bank's obligation to provide indemnification under this Article 6 shall be offset to the extent indemnification is available from any other source, including any otherwise applicable insurance coverage under a policy maintained by the Bank or any other person.

          Section 9.     DEFINITIONS. For the purposes of this Article:

          (a) "Officer" means (i) any person who serves or has served as a Director of the Bank (ii) any person who serves or has served in any other office filled by election or appointment by the Board of Directors, whether or not such person is an officer of the Bank within the definition of that term as contained in the Bylaws of the Bank, and (iii) any other person who serves or has served, at the request or direction of the Bank, as a Director or officer of any of the Bank's wholly-owned subsidiaries;

          (b) "non-Officer Employee" means any person who serves or has served as an employee or agent of the Bank but who is not an Officer;

          (c) "Indemnitee" means each Officer, and each non-Officer Employee whom the Board of Directors has determined to indemnify pursuant to Section 6,2;

          (d) "Proceeding" means any action, suit, proceeding or investigation, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency; and

          (e) "Expenses" means any liability fixed by a judgment, order, decree or award (including, but not limited to, judgments, fines, ERISA excise taxes or penalties) in a Proceeding, any amount actually and reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in a Proceeding.

          Section 10. OTHER INDEMNIFICATION RIGHTS. The provisions of this Article shall not be construed to be exclusive. The Bank shall have the power to indemnify (and to provide for the Advancement of Expenses to) its Officers and any of its agents or employees who are not Officers and to enter into specific agreements, commitments or arrangements for indemnification on any terms not prohibited by law which it deems to be appropriate. Nothing in this Article shall limit any lawful rights to indemnification existing independently of this Article.

          Section 11. SURVIVAL OF BENEFITS. The provisions of this Article shall be applicable to persons who shall have ceased to be Directors or officers of the Bank, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to be indemnified hereunder. Nothing hereunder shall be deemed to limit the Bank's authority to indemnify any person pursuant to any contract or otherwise.

          Section 12. SUBSEQUENT AMENDMENT. The right to indemnification conferred in this Article shall be a contract right and no amendment, termination or repeal of this Article or of the relevant provisions of the Massachusetts Business Corporation Law or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any Proceeding arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

          Section 13. MERGER OR CONSOLIDATION. If the Bank is merged into or consolidated with another corporation and the Bank is not the surviving corporation, the surviving corporation shall assume the obligations of the Bank under this Article with respect to my action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation.

          Section 14. SUBSEQUENT LEGISLATION. If the Massachusetts General Laws are amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Bank shall indemnify such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.

          Section 15. SAVINGS CLAUSE. If this Article or any portion hereof shall be found invalid on any ground by any court of competent jurisdiction, then the Bank shall nevertheless indemnify each Indemnitee as to any Expenses with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Article that shall not have been found invalid and to the fullest extent permitted by applicable law.

                                  ARTICLE VII

                         CERTAIN OPERATING PROVISIONS

          Section 1. DEPOSITS. The Bank may receive demand, time and any other types of deposits authorized by applicable law upon such terms and conditions as may be agreed upon between the depositor and the Bank. Each depositor, when making the first deposit in an account, shall subscribe to the appropriate account agreement for that type of account (if there be such an agreement) and shall subscribe to the Bylaws, assenting to the same and to all of the regulations of the Bank whether then existing or thereafter enacted.

     The Treasurer at his or her discretion shall be at liberty to refuse to receive any deposits and may require, on such notice as may be required by applicable law, any depositor or his or her representative, to withdraw the whole or any part of the amount standing to the credit of his or her account, except that on a systematic savings account which has been accepted, the designated monthly deposit may not be refused nor may such an account or any other term account be ordered to be withdrawn during the term of the applicable account agreement. In case of neglect or refusal, to withdraw, no part of said account shall be entitled to receive any subsequent interest.

     Where a depositor becomes indebted to the Bank under any circumstances, the Bank shall have the right at its option and subject to applicable law, to set off against such indebtedness an amount equal to such indebtedness by deducting such amount from the deposits of the depositor.

          Section 2. WITHDRAWALS. Deposits and interest may be withdrawn by the depositor or by any person authorized to act on the depositor's behalf, by written order or by any other method permitted by the Bank, subject to such requirements as may be established from time to time by the Bank or by applicable law. All withdrawals may be made on demand, except that the Bank may impose such limitations on withdrawals as may be required or permitted by agreement with the depositor or by law. The Bank may honor withdrawals made payable to the depositor or to one or more other payees. Any payment made by the Bank to the depositor, to any person authorized to act on the depositor's behalf or in accordance with the request or with the consent of the depositor or of any such person shall discharge the liability of the Bank to all persons to the extent of such payment. No alleged agreement with a depositor, or with any person authorized to act on the depositor's behalf, which is inconsistent with applicable law or these Bylaws or with any rules, regulation or requirement established by or limitations imposed by the Bank, shall be valid or binding upon the Bank.

     The Bank may collect any fees for services authorized by the Executive Committee by making charges against a depositor's account. Any depositor may file with the Treasurer a permanent order, requesting payment of interest as it is credited, except for interest on deposits in accounts in which the interest declared thereon may not be withdrawn pursuant to the terms of the applicable account. Payment of interest pursuant to a permanent interest order by check payable to such depositor or to such person as he may name in such order, as evidenced by the return of such check shall be a discharge to the Bank for the amount paid.

     Deposits standing in the name of a deceased depositor or a minor shall be paid in accordance with law; and payments may be made to the surviving husband, wife or next of kin of a deceased depositor or to either parent of a minor, to the extent authorized by applicable law.

          Section 3. CONVEYANCES AND FORECLOSURES. Unless otherwise provided by law or the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, any Assistant Vice President, the Treasurer, any Assistant Treasurer, any Mortgage Officer, any Loan Officer and any Real Estate Officer are authorized and empowered severally to execute, acknowledge and deliver, in the name and on behalf of the Bank, whenever authorized by the Board of Directors or the Executive Committee by general or specific vote, all deeds and conveyances of real estate, all assignments, extensions, releases, partial releases and discharges of mortgages, and all assignments and transfers of bonds and other securities, and in connection with any of the foregoing said officers are authorized and empowered severally to release or assign the interest of the Bank in any policy of insurance held by it.

     Unless otherwise provided by law or the Board of Directors, in the event of a breach of condition of any mortgage held by the Bank, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, any Assistant Vice President, the Treasurer, any Assistant Treasurer, any Mortgage Officer, any Loan Officer and any Real Estate Officer are authorized and empowered severally, in the name and on behalf of the Bank, whenever authorized by the Executive Committee or by the Board of Directors by general or specific vote, to make entry for the purpose of taking possession of the mortgaged property or of foreclosing such mortgage and to perform any and all acts necessary or proper to consummate such foreclosure and effect the due execution of any power of sale contained in such mortgage, including the execution, acknowledgment and delivery of all deeds and instruments of conveyance to the purchaser and the execution of all affidavits and certificates required by law or deemed necessary by any of such officers.

          Section 4. TRANSFER. Accounts may be transferred by the owner to one or more other persons, subject to applicable provisions of law, and a charge therefor may be imposed as the Board of Directors from time to time may prescribe, provided that such charge shall not exceed the maximum amount permitted by law. No transfer shall be valid against the Bank until recorded on the books of the Bank.

          Section 5. LOANS AND INVESTMENTS. Funds of the Bank shall be loaned or invested in such manner, upon such terms and conditions, in such amounts and at such rates of interest, as from time to time may be authorized or approved by the Board of Directors or appropriate officers of the Bank in accordance with applicable provisions of law.

          Section 6. ATTORNEYS. The Board of Directors or the President may appoint one or more attorneys to examine titles to property offered as security for loans and to prepare papers of a legal nature required in connection therewith. The Board of Directors or the President may approve the appointment of the same or such other attorneys, in general or specific matters, as from time to time the Board or such officer may deem necessary or advisable.

          Section 7. CHARGES ON OVERDUE PAYMENT. The Board of Directors shall fix the rate of charges to be imposed upon delinquent payments due the Bank within the limits prescribed by law and shall determine the circumstances under which and the periods in which such charges may be waived by the. President, a Vice President, Treasurer or other officer authorized by the Board of Directors.

          Section 8. EMERGENCY. In the event of an emergency declared by a proper governmental authority, State or Federal, and until declaration of the termination of such emergency, or in the event of a disaster, either of which renders ordinary operations of the Bank and/or communications in the area practically impossible, and until the effects of such a disaster are substantially overcome, the officers and employees of the Bank shall continue to conduct its affairs with the assistance of those members of the Board of Directors who are readily available. The powers and duties of the Board of Directors may be exercised and performed by said available members with or without formal meetings and free from the usual notice and quorum requirements. The emergency powers herein granted shall cease upon declaration of the termination of the emergency or the overcoming of the same, as aforesaid.

                                 ARTICLE VIII

                     TRANSACTIONS WITH INTERESTED PERSONS

     For the purposes of this Article, "Interested Person" means any person or organization in any way interested in the Bank, whether as a director, officer, stockholder, employee or otherwise, and any other entity in which any director, officer, stockholder or employee of the Bank is a director, officer, stockholder or employee or is otherwise interested in any way. The Bank may enter into contracts or transact business with one or more Interested Persons and may enter into other contracts or transactions in which one or more Interested Persons are in any way interested. In the absence of fraud, no such contract or transaction shall be invalidated or in any way affected by the fact that any such Interested Person has or may have any interest which is or might be adverse to the interest of the Bank even though the vote or action of an Interested Person having such an adverse interest may have been necessary to obligate the Bank upon such contract or transaction.

     At any meeting of the Board of Directors (or of any duly authorized committee thereof) at which any such contract or transaction shall be authorized or ratified, any Director having such adverse interest may vote or act thereat with like force and effect as if he or she had no such interest, provided in such case that the nature of such interest (though not necessarily the extent or details thereof) shall be disclosed or shall have been known to the Directors. A general notice that a Director or officer is interested in any corporation, organization or other concern of any kind referred to above shall be a sufficient disclosure as to the interest of such Director or officer with respect to all contracts and transactions with such corporation, organization or other concern. No Director shall be disqualified from holding office as a Director or an officer of the Bank by reason of any such adverse interest, unless the Board of Directors shall determine that such adverse interest is detrimental to the Bank. In the absence of fraud, no Director, officer or stockholder having such adverse interest shall be liable on account of such adverse interest to the Bank or to any stockholder or creditor thereof or to any other person for any loss incurred by it under or by reason of such contract or transaction, nor shall any such Director, officer or stockholder be accountable on such ground for any gains or profits realized thereon.

                                  ARTICLE IX

                                    NOTICES

          Section 1. NOTICES. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, Director, Officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by telecommunication. Any such notice shall be addressed to such stockholder, Director, Officer, employee or agent at his or her last known address as the same appears on the books of the Bank. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telecommunication, shall be the time of the giving of the notice.

          Section 2. WAIVERS. A written waiver of any notice, signed by a stockholder, Director, Officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, Director, Officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                                   ARTICLE X

                                 MISCELLANEOUS

          Section 1. FACSIMILE SIGNATURES. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any Officer or Officers of the Bank may be used whenever and as authorized by the Board of Directors or a committee thereof.

          Section 2. CORPORATE SEAL. The Board of Directors may provide a suitable seal, containing the name of the Bank, which seal shall be in the charge of the Clerk. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Comptroller or by an Assistant Clerk or an assistant to the Comptroller.

          Section 3. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each Director, each member of any committee designated by the Board of Directors, and each Officer of the Bank shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Bank and upon such information, opinions, reports or statements presented to the Bank by any of its Officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Bank.

          Section 4. FISCAL YEAR. The fiscal year of the Bank shall be as fixed by the Board of Directors.

          Section 5. TIME PERIODS. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

          Section 6. EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes and other instruments and obligations to be entered into by the Bank in the ordinary course of its business without Board of Directors action may be executed on behalf of the Bank by the Chairman of the Board, President, any Vice President, Treasurer or any other Officer, employee or agent of the Bank as the Board of Directors may authorize.

          Section 7. CHARTER. All references in these Bylaws to the Charter shall be deemed to refer to the Charter of the Bank, as amended and in effect from time to time.

          Section 8. POWERS OF BANK. The Bank shall have and may exercise all the powers, privileges and authority, express, implied and incidental, now or hereafter conferred by applicable law and the Bank's Charter.

          Section 9. INTERESTED STOCKHOLDER AND DISINTERESTED DIRECTORS. As used in these Bylaws, the terms "Interested Stockholder" and "Disinterested Director" shall have the same respective meanings assigned to them in the Bank's Charter. Any determination of beneficial ownership of securities under these Bylaws shall be made in the manner specified in the Charter.

                                  ARTICLE XI

                                   AMENDMENT

          Section 1. AMENDMENT BY DIRECTORS. The Bylaws of the Bank may be amended or repealed by the affirmative vote of two-thirds of the whole Board at a duly constituted meeting of the Board of Directors, unless at the time of such action there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of a majority of the Disinterested Directors (as such term is defined in the Charter) then in office at such meeting. Not later than the time of giving notice of the annual meeting of stockholders next following the amending or repealing by the Directors of any Bylaw, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the Bylaws.

          Section 2. AMENDMENT BY STOCKHOLDERS. The Bylaws of the Bank may be amended or repealed at a duly constituted meeting of stockholders called expressly for such purpose, by the affirmative vote of at least 80% of the total voting power of all of the then-outstanding shares of capital stock of the Bank entitled to vote generally in the election of Directors, voting together as a single class.